Exhibit 10.2

Stanford E. Lerch, Esq., (001287)

Lerch & DePrima, P.L.C.

4000 N. Scottsdale Rd., Suite 107

Scottsdale, Arizona 85251

Telephone: (480) 212-0700

ldlaw@ldlawaz.com

Attorneys for: Debtor

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEVADA

In re: WOW TECHNOLOGIES, INC. Debtor.	Chapter 11 Proceedings Case No.: BK-S-09-11878-BAM PLAN OF REORGANIZATION

PLAN OF REORGANIZATION

OF

DEBTOR-IN-POSSESSION

WOW TECHNOLOGIES, INC.

DATED: June 19, 2009

WOW TECHNOLOGIES, INC. (“WOW” or “Debtor”) proposes the following Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code. All creditors are encouraged to consult the Disclosure Statement filed herewith before voting to accept or reject this Plan. The Disclosure Statement contains a discussion of the Debtor’s history, a summary analysis of this Plan and other relevant financial information.

ARTICLE I

DEFINITIONS

A- SCOPE OF DEFINITIONS

For purposes of this Plan, except as expressly provided or unless the context otherwise requires all capitalized terms not otherwise defined shall have the meanings assigned to them in this Article I of the Plan. Whenever the context requires, such terms shall include the plural and the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine. A term used in the Plan and not defined herein, has the meaning ascribed to such term in the Code or Rules.

B- DEFINED TERMS

The following terms have the following meanings whenever used in this Plan.

1.

Allowed Administrative Claim: An Allowed Claim for payment of an administrative expense of a kind specified in §503(b) of the Code and referred to in §507(a)(2) of the Code, including without limitation:

(a)

The actual and necessary costs and expenses of preserving the Debtor’s estate and of operating the business of the Debtor (other than such Claims or portions thereof which, by their express terms, are not due or payable on the Effective Date);

(b)

The full amount of all Claims for allowance of compensation or reimbursement of costs and expenses for legal, accounting or other professional services under Section 330 or Section 503(b) of the Code, or otherwise allowed by the Court;

(c)

All fees and charges assessed against the Debtor’s estate under Chapter 123 of Title 28, United States Code; and

(d)

Expenses incurred by the Debtor in connection with this case, including expenses incurred in obtaining Confirmation of the Plan.

2.

Allowed Claim or Allowed Interest: Allowed Claim or Allowed Interest means a Claim against or Equity Security Claim in the Debtor to the extent that: (a) a proof of such Claim or interest was (i) timely filed; (ii) deemed filed pursuant to Section 1111(a) of the Code; or (b)(i) which is not a disputed Claim, or (ii) which is allowed (and only to the extent allowed) by a Final Order.

3.

Bankruptcy Code: Bankruptcy Code is the Bankruptcy Reform Act of 1978 (the “Code”), sometimes referred to as the Bankruptcy Code of 1978, as contained in Title11 U.S.C. Section 101 et seq., and all amendments thereto.

4.

Bar Date: The Order and Notice of Time Within Which To File Proofs Of Claim And For Hearing On Disclosure Statement entered on (“Order And Notice re Bar Date”) established the Bar Date as the date of the Court’s approval of the Disclosure Statement. Notice of that Order And Notice re Bar Date was given to all Creditors and other parties in interests in these proceedings. A separate Bar Date may apply to Claims arising out of the rejection of executory contracts and unexpired leases specified in Article VII of the Plan or to deficiency Claims arising out of the abandonment of collateral to previously Secured Creditors, or arising out of orders granting relief from the provisions of Section 362 of the Code.

5.

Business Day: A day that is not a Saturday, Sunday or federal holiday recognized by the federal courts for the District of Arizona or Arizona state holiday recognized by the federal courts for the District of Arizona.

6.

Chapter 11: Chapter 11 of the Bankruptcy Code. Reference to section numbers are references to sections in the Bankruptcy Code, 11 U.S.C. Section 101 et seq., Public Law 95-598, effective October 1, 1979, as amended, unless otherwise specified.

7.

Claim: A Claim is a right to payment from the Debtor, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of the Debtor and (1) is not listed as disputed, contingent or unliquidated, or (2) has been resolved by Final Order of the Court pursuant to the terms of the Plan.

8.

Claims of the Estate: Claims of the Estate means all asserted and unasserted Claims of the Debtor, existing prior to Confirmation, against anyone.

9.

Class: Any Class into which allowed claims or Allowed Interests are classified pursuant to Article IV.

10.

Confirmation: Entry by the Court of an Order Confirming the Plan at or after a hearing held pursuant to Section 1128 of the Code.

11.

Confirmation Hearing: The hearing to be held by the Court to determine whether or not the Debtor’s Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

12.

Confirmation Order: Confirmation Order means an order of the Court confirming the Plan. The date the Confirmation Order is entered on the clerk’s docket is the Confirmation Date.

13.

Court: The United States Bankruptcy Court, District of Nevada, including the United States Bankruptcy Judge presiding in the Chapter 11 case of the Debtor.

14.

Creditors: Creditors are all Creditors of the Debtor holding allowed Claims for debts, liabilities, demands or Claims of any character whatsoever, as defined in Section 101(4) of the Bankruptcy Code.

15.

Debtor: The Debtor is WOW TECHNOLOGIES, INC (“WOW”), a Nevada corporation.

16.

Disclosure Statement: The Disclosure Statement submitted with the Plan pursuant to Bankruptcy Code §1125 in its present form or as it may be altered, amended or modified from time to time.

17.

Disputed Claim: Claims against the Debtor (a) which are scheduled by the Debtor as disputed contingent or unliquidated on or before the Effective Date, or (b) as to which an objection has been filed on or before the Effective Date or such other date as set by the Court for filing objections to claims, by a party in interest and which objection has not been withdrawn or resolved by entry of a Final Order on or before the Effective Date.

18.

Effective Date: The first Business Day following the thirtieth day after entry of a Final Order confirming the Plan.

19.

Filing Date: February 12, 2009 the date of the filing of the Chapter 11 Petition in this case by WOW.

20.

Final Order: A Final Order is an Order of the Court which, not having been reversed, modified or amended, and not being stayed, and the time to appeal from which or to seek review or certiorari or rehearing of which having expired, and from which no such appeal, review, certiorari or rehearing is pending, has become conclusive of all matters adjudicated thereby and in full force and effect.

21.

Final Order Confirming Plan: The Final Order of the Court determining that the Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

22.

Petition Date: The 12th Day of February, 2009.

23.

Plan: The Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

24.

Priority Claims: Any Claim entitled to priority pursuant to Section 507(a) of the Code.

25.

Pro Rata: The proportion that the amount of a Claim against the Debtor in a particular class bears to the aggregate amount of all Claims (including undetermined Claims until disallowed) in such class.

26.

Property of the Debtor: The property of the Debtor as provided for in Bankruptcy Code § 541.

27.

Property or Properties: All property of the estate of the Debtor as previously or hereafter determined by Final Order of a Court of competent jurisdiction and/or as defined in Section 541 of the Code, including, but not limited to, any and all Claims or causes of action in favor of the Debtor against third parties (except as otherwise provided herein).

28.

Reorganized Debtor: The Debtor and its successors and assigns

29.

Unsecured Tax Claims: Any unsecured Claim for taxes entitled to priority pursuant to Section 507(a)(8) of the Code.

30.

Unsecured Claims: All Creditors, other than taxing entities, having Claims against the Debtor which are not Secured Claims.

31.

Unsecured Creditors: All Creditors of the Debtor holding Claims for unsecured debts, unsecured liabilities, unsecured demands or Unsecured Claims of any character whatsoever, except Claims entitled to priority pursuant to Section 507 of the Code and Claims of Equity Security Holders.

ARTICLE II

CERTAIN GENERAL TERMS AND CONDITIONS

The following general terms and conditions apply to the Plan:

1.

Class of Claims and Payment: Various classes of Claims are defined in the Plan. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(a) of the Code. However, only those Claims allowed pursuant to Section 502(a) of the Code will receive payment under the Plan.

2.

Modification of the Plan. The Plan may be modified upon application of the Debtor or corrected prior to Confirmation, without notice or hearing, and without any additional Disclosure Statement, pursuant to Section 1125 of the Code, provided that the Court finds that such modification does not materially or adversely affect any Creditor or class of Creditors or other parties in interest.

3.

Preserved Liens: To the extent required under Section 1124(2) of the Code, to preserve the rights of a Creditor having a Secured Claim dealt with pursuant to that Section, the lien or encumbrance of that Creditor shall, to the extent valid, be preserved.

4.

Securities Laws: Any satisfaction provided to any Creditor or other party in interest pursuant to the Plan which may be deemed to be a security, is exempt from registration under certain state and federal securities laws pursuant to Section 1145 of the Code.

5.

Time for Filing of Claims: The list of Creditors filed in these proceedings by the Debtor shall constitute the filing of a Claim by each Creditor which is not listed as disputed, contingent or unliquidated as to amount, but the Debtor reserves the right to object to any such Claim where it appears that the amount scheduled by the Debtor is improper or where there is some dispute with regard to that Claim. All other Creditors, or Creditors who disagree with the amounts as scheduled by the Debtor must have filed a Claim by ________________ unless a separate Bar Date applies for the rejection of the executor contracts and unexpired leases under the Plan or where there exists deficiency claims arising out of the abandonment of collateral to previously Secured Creditors or as a result of the granting of an order for relief from the provisions of Section 362 of the Code.

ARTICLE III

BASIS OF THE PLAN

The Debtor is in the business of manufacturing, marketing and distributing prepaid debit cards. The cards are to be targeted for the undocumented but bondable immigrant market as well as student/parent and travelers.

The Debtor believes it can continue to provide these services while expanding the operations of the company and its rolling stock inventory to accommodate additional client contracts.

After reviewing its financial condition and the prevailing economic conditions the Debtor believes it is in the best interest of itself and its creditors to reorganize pursuant to the provisions of Chapter 11 of the Code. Based upon such belief the Debtor has proposed a Plan that will treat its creditors and interest holders as follows:

Administrative claimants and other priority claimants will be paid one hundred (100%) percent of their allowed claims pursuant to the provisions of the Bankruptcy Code or in such other manner as that may be agreed upon between Debtor and Creditor.

The secured claimant shall be paid the value of its collateral and any deficiency balance shall be treated as a non priority unsecured claim.

Unsecured claimants will receive ten (10%) percent of their allowed unsecured claims in 60 equal monthly installments commencing Thirty (30) days after the Effective Date of the Plan.

Interest holders’ ownership interest will be retained due to the contributions hereinafter described to payment of debt and advancing working capital.

THE FOREGOING DISCUSSION IS ONLY A BRIEF SUMMARY OF THE PLAN AND ALL PARTIES SHOULD REVIEW THE FULL CONTEXT OF THE PLAN.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND INTERESTS

The Plan provides for the separate classification of all claims against the Debtor and interests in the Debtor as follows:

Class 1A – Domestic Support Obligations.

Class 1B – Administrative Expenses Fees and Charges Specified in Section 507(a)(2) and Section 507 (a)(3).

Class 1C – Allowed Claims Entitled to Priority under Section 507(a)(4).

Class 1D – Allowed Claims Entitled to Priority under Section 507(a)(5) and (6).

Class 1E – Allowed Claims Entitled to Priority under Section 507(a)(7).

Class 1F – Allowed Claims Entitled to Priority under Section 507(a)(8).

Class 1G – Allowed Claims Entitled to Priority under Section 507(a)(9) and (10).

Class 2 – Allowed Secured Claim of Inter-Tel Leasing.

Class 3 – Allowed General Unsecured Creditors.

Class 4 – Allowed Claim of Interest Holder.

ARTICLE V

TREATMENT OF ALLOWED CLAIMS

1. Class 1A – Domestic Support Obligations.

The Debtor does not believe there are any Class 1A Claims.

2. Class 1B – Administrative Claims.

The Plan classifies all Administrative Claims and expenses allowed under 11 U.S.C. §503(b) and entitled to priority under 11 U.S.C. §507(a)(2) and (a)(3) as Class 1B Administrative Claims, as defined in 11 U.S.C. §503 of the Code. These claims consist of the actual, necessary costs and expenses of preserving the Estate, including taxes incurred, salaries or commissions for services rendered after the commencement of the case, fees of professionals employed by Debtor, and fees and charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code.

Under 11 U.S.C. §1129(a)(9)(A), Administrative Claims must be paid in full on the Effective Date in order for a Plan to be confirmed. The Plan complies with this requirement by providing that Class 1B claims will be paid in full on the Effective Date of the Plan, or upon allowance, whichever occurs first, except to the extent a holder of an Administrative Claim otherwise agrees. Amounts due to holders of Class 1B Claims will be funded from the monies being provided pursuant to the Plan by 3 Pea.

Debtors anticipate that the following administrative expenses will accrue during these proceedings and will be payable on the Effective Date of the Plan.

a. Professional Fees. $50,000.00

The Bankruptcy Code requires that fees and expenses of attorneys and other professionals are subject to Court approval under 11 U.S.C. §330 of the Bankruptcy Code. Accordingly, the Plan provides that the fees of such professional shall not be paid until final orders of the Bankruptcy Court have been entered approving and authorizing payment of such fees. Debtors anticipate that these fees will aggregate approximately $50,000.00 through these proceedings, including the fees of Debtors’ counsel, and Debtor’s accountants. Because the Plan provides for payment in full of Class 2A Claims as of the Effective Date, the Class 2A Claims are not impaired.

3. Class 1C. Wage Claims

The Plan classifies Claims for wages entitled to priority under §507(a)(4) as Class 1C Claims. Such Claims include Claims for wages, salaries, and commissions, including severance, sick pay and vacation leave, to the extent the Claims were incurred within the 180-day period immediately prior to the bankruptcy filing. The amount of each such Claims entitled to priority is limited to $10,950 per Claimant.

Claims for wages outside the 180 day period or in excess of the dollar amount limitation are classified as non-priority Claims, in Class 3A.

Under Section 1129(a)(9)(B) of the Bankruptcy Code, Claims for wages entitled to priority must be paid in full in order to confirm a Plan. Debtor does not believe there are any wage Priority Claims.

4. Class 1D. Allowed Claims Entitled to Priority Under Section 507(a)(5) and (6).

After payment of Allowed Secured Claims and Allowed Administrative Claims specified in §507(a)(2) and §507(a)(3) of the Bankruptcy Code, Allowed Claims entitled to priority under Sections 507(a), (5) and (6) of the Bankruptcy Code, if any, shall be paid in full and in cash on the Effective Date. The Debtor does not believe there are any Class 1D Claims.

5. Class 1E. Deposit Claims

The Plan classifies Claims for consumer deposits entitled to priority under §507(a)(7) as Class 1E Claims. Under this provision of the Bankruptcy Code, a Claim is entitled to priority treatment if it arises from the deposit of money by the Claimant with a Debtor in connection with the purchase of property or services for the use of the Claimant. The amount entitled to priority is limited to $2,426 per Claim. Claims for customer deposits outside the Code definition or in excess of the dollar limitation are classified in the Plan as General Claims, in Class 3A.

Under §1129(a)(9)(B) of the Bankruptcy Code, Claims for consumer deposits entitled to priority must be paid in full on the Effective Date as a condition to confirmation. The Debtor does not believe there are any Class 1E claims.

6. Class 1F. Tax Claims

The Plan classifies Claims for taxes entitled to priority under §507(a)(8) as Class 1F Claims. Under Section 1129(a)(9)(C), Claims for taxes entitled to priority must be paid in full in regular installment payments in cash over a period not later than 5 years after the date of the order for relief in order to confirm a Plan. The Plan complies with this requirement by providing that such Claims will be paid in full in installments over four years after the Effective Date, with interest. In the event Debtor is unable to pay any such installment 3 Pea shall advance sufficient funds to Debtor to meet this requirement.

Because the Plan provides for payment in full of Class 1F Claims and complies with the requirements of §1129(a)(9)(C), holders of Class 1F Claims are not considered a voting class pursuant to §1123(a)(1).

Class 1C §507(a)(9) and (10) Claims. The Debtor believes there are no §507 (a)(9) and (10) Priority Claims.

7. Class 2 – Allowed Secured Claim of Inter-Tel Leasing (“Inter-Tel”)

Inter-Tel Leasing has a secured claim in the amount of $11,631.40 plus accrued interest. A cash payment of $1,000.00 will be paid for the phone equipment that collateralizes such secure debt. Upon payment of such sum Inter-Tel shall release its lien and the deficiency shall be treated as a general unsecured non-priority claim. The $1,000.00 payment shall be provided by 3Pea.

8. Class 3 – General Unsecured non Priority Creditors

A. Creditors with unsecured claims not entitled to priority will be paid Ten (10%) percent of the allowed amount of their respective claims in 60 equal monthly installments now commencing thirty (30) days after the Effective Date. In the event Debtor is unable to meet any installment, 3Pea shall advance the necessary funds.

9. Class 4 – Allowed Claim of Interest Holder

The interest holders shall retain their ownership interest in Debtor provided, however, it will pay or advance funds to Debtor sufficient to pay

(a)

the cash obligations of WOW TECHNOLOGIES, INC. to pre-petition creditors, as provided for in the Plan of Reorganization;

(b)

the fees, costs and expenses of the attorneys and accountants engaged by WOW to handle the bankruptcy petition, in an amount not to exceed $50,000.00;

(c)

such additional funds, at the sole discretion of 3 Pea, for working capital to facilitate WOW’s execution of its reorganization and business plan, post-petition;

(d)

Enter into a contract with WOW to have WOW furnish reporting and data processing services to 3 Pea.

No dividends shall be paid on its shares until such time as payments under the Plan have been paid in full.

CREDITORS AND INTEREST HOLDERS ARE URGED TO READ THE PLAN IN FULL. CREDITORS AND INTEREST HOLDERS ARE FURTHER URGED TO CONSULT WITH COUNSEL IN ORDER TO FULLY UNDERSTAND THE PLAN

ARTICLE VI

SATISFACTION OF CLAIMS

1.

Satisfaction: All Creditors, Equity Security Holders and other parties in interest who have or assert Claims in any class shall, upon Confirmation of the Plan, be deemed to have acknowledged that their respective Claims are fully satisfied by the distribution provided herein, each of which Claims, whether known or unknown, scheduled or unscheduled, filed or unfiled, asserted or assertable, is declared and shall be, for all purposes, upon the entry of the Order confirming the Plan, satisfied in full.

ARTICLE VII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

1.

Assumption: All leases, wherein the Debtor is the lessor, are hereby assumed, however, the assumption of such leases shall not act as a bar to the assertion by the Debtor of a breach of any such lease by the lessor.

2.

Cure of Defaults: Upon Confirmation, the Court shall provide that any contract affirmed pursuant to this Article VII or previously assumed pursuant to Section 365 of the Code, will be in force upon cure of any defaults requiring cure under Section 365 of the Code.

3.

Claims After Rejection: Any Creditor who wishes to assert a Claim due to the rejection of any executory contract or unexpired lease must file said Claim with the Court within thirty (30) days after Confirmation.

ARTICLE VIII

FUNDING IMPLEMENTATION

1.

Plan Funding: The Debtor shall be able to meet the obligations provided for in this Plan from its operations and the contributions made by its major shareholder 3 Pea International, Inc. (3 Pea) to provide for funds necessary to implement the Plan. Such funds shall be deemed to be a capital contribution and not a loan.

ARTICLE IX

PRESERVATION OF BANKRUPTCY CAUSES OF ACTION

1.

Preservation: Any and all causes of action which the Debtor may have or which may arise under any of the provisions of the Code or which may be enforceable under any of the provisions of the Code or any other law or statute, shall be preserved and this Court shall retain jurisdiction to dispose of such causes of action. All such causes of action shall belong to the Debtor as a part of the assets retained by him.

ARTICLE X

GENERAL PROVISIONS

1.

No Additional Charges: Except as expressly stated in the Plan, or as allowed by Court Order, no interest, penalty, late charge or additional charges (such as attorney’s fees) shall be allowed on any Claim subsequent to the Filing Date.

2.

Remedies to Cure Defects: After Confirmation, the Debtors may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan, or in the Confirmation of the Plan, in such a manner as may be necessary to carry out the purpose and the intent of the Plan.

3.

Discharge: Nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan in Section 1141 of the Code. Except as otherwise provided in the Plan or in the Order confirming the Plan, such Confirmation Order acts as of the Effective Date as a discharge, of any and all debts of the Debtor that arose at any time before the entry of the Confirmation Order, including, but not limited to, all principal and any and all interest accrued thereon, pursuant to Section 1141(d)(1) of the Code. The discharge of the Debtor shall be effective as to each Claim, regardless of whether a proof of claim thereof was filed, whether the Claim is an Allowed Claim or whether the holder thereof votes to accept the Plan.

4.

Release of Liens and Interests. Unless otherwise provided in the Plan or in the Order confirming the Plan, all creditors possessing Allowed Secured Claims shall retain their liens on any of their collateral the Reorganized Debtor acquires as the result of confirmation of the Plan to secure payment of all cash or other property to be distributed to them on account of those liens pursuant to the terms of the Plan. Such liens on the Reorganized Debtor’s property shall be deemed relinquished and reconveyed to the Reorganized Debtor upon the payment to the holders of such liens of all money or property due them in satisfaction of their Allowed Secured Claims according to the terms of the Plan.

5.

Stay and Enforcement of the Plan. The automatic stay of § 362(a) of the Bankruptcy Code shall terminate when all orders necessary to the confirmation of the Plan become Final Orders. Although confirmation of the Plan may not discharge the Debtor pursuant to Section 1141 of the Bankruptcy Code, the Reorganized Debtor in only assuming the obligations set forth in this Plan in the amounts so specified herein and the Reorganized Debtor is only obligated and liable to make payment of such amounts in the manner set forth by and pursuant to the terms of the Plan. The Reorganized Debtor is not liable to any holders of Allowed Claims and Allowed Interests except as specifically provided for by the terms of the Plan when confirmed by Order of the Bankruptcy Court. If and only if the Reorganized Debtor fails to comply with the provisions of the Plan, the Holders of Claims in any class may proceed against the Reorganized Debtor and its property in order to enforce the Plan under Federal or State Law, in Bankruptcy Court, or any other Court of competent jurisdiction, and in the case of Secured Creditors in accordance with any applicable and existing mortgage, deed of trust, security agreement, or other lien instrument.

6.

Disputed Claims and Appeals. Where timely objections are made to any Claim in any Class, to any Priority Claim, or to any Claim for administrative expenses, or any motions or proceedings are filed in regard to any lien, claim or privilege, any cash payments due such Claimant shall be held by the Reorganized Debtor in a separately segregated interest bearing bank account, subject to the Bankruptcy Court’s jurisdiction. For purposes of distribution to creditors, calculations shall be made as if a Disputed Claim becomes an Allowed Claim. Distributions shall be made to the holder of such claim to the extent such distributions have already been made to Holders of Allowed Claims generally, if the objection to the Claim is overruled and the Disputed Claim becomes an Allowed Claim.

7.

Tax Considerations. The Debtor does not know of and shall not make any representations about any possible tax consequences that may affect creditors. Federal income tax consequences may result to particular creditors. Certain types of creditors may be subject to special rules that cannot be addressed herein. There may also be state, local or foreign tax considerations applicable to each creditor.

EACH CREDITOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN FOR HIM, HER OR IT UNDER FEDERAL, STATE AND LOCAL TAX LAW.

8.

Headings: Paragraph headings have been inserted in the Plan for the convenience of the reader. Such headings shall not serve in any way to limit or modify the provisions of the paragraph.

ARTICLE XI

REORGANIZED DEBTOR

A- FEASIBILITY

1.

Description of Debtor’s Assets

The assets of the Debtor are listed on the Debtor’s Schedules filed with the Court. In addition the assets of the Debtor as of the Date of this Plan are contained in the Liquidation Analysis attached to this Disclosure Statement filed herein. As demonstrated in the Liquidation Analysis unsecured creditors will receive nothing on their claims in the event of liquidation of the assets of the Debtor.

2.

The debtor believes that the Plan satisfies the requirements of 11 U.S.C. §1129(a)(ii) of the Code and that the Disclosure Statement and its Exhibits demonstrate that Confirmation of the Plan is not likely to be followed by the liquidation of or need for further reorganization of the Reorganized Debtor.

B- CONFIRMATION OVER DISSENTING CLASS

The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, so long as at least one impaired class of claims has accepted it. These "“cram-down"” provisions for confirmation of a plan, despite the nonacceptance of one or more impaired classes of claims or interests, are set forth in 11 U.S.C. §1129(b) of the Bankruptcy Code.

If a Class of secured Claims rejects the Plan, the Plan may still be confirmed so long as the Plan does not discriminate unfairly as to a Class and is “fair and equitable” to such Class under 11 U.S.C. §1129 (b) of the Bankruptcy Code and applicable case law. 11 U.S.C. Section 1129 (b) of the Bankruptcy Code states that the “fair and equitable standard may require, among other things, that the Plan provide (i) that the lien securing the Claims of members of the Class is to be left in place and the holders of the Claim will receive deferred cash payments of a present value equal to the lesser of the amount of such Claims or the value of the collateral securing such Claims; (ii) that the collateral securing the Claims be sold free of the lien with the lien attaching to the proceeds and with the lien on the proceeds being treated under one of the two other standards described in this paragraph; or (iii) a treatment for the Claim that is the “indubitable equivalent” of the Claim. The Debtor believes that the Plan satisfies the test and therefore that the Plan can be confirmed even if it is rejected by holders of Secured Claims. If a Class of unsecured Claims rejects the Plan, the Plan may still be confirmed so long as the Plan is not unfairly discriminatory as to that Class and is “fair and equitable” to such Class. Under 11 U.S.C. §1129 (b) of the Bankruptcy Code, a Plan is “fair and equitable” as to a class if, among other things, the Plan provides that (i) each holder of a Claim included in the rejecting class receive or retain on account of that Claim property which has a value, as of the Effective Date, equal to the allowed amount of such Claim; or that (ii) the holder of any Claim or interest that is junior to the Claim of such Class will not receive or retain on account of such junior Claim or interest any property at all; or (iii) although not included in 11 U.S.C. §1129 (b) but as determined by case law that if a junior Claim receives or retains anything on account, even though the senior holder has not received a one hundred percent (100%) return, that a substantial new contribution, as determined by the Court, shall be made by the junior Claimant. The Debtor believes that the Plan meets this test as to all impaired Classes of unsecured Claims. Therefore the Debtor believes the Plan could be confirmed even if it is rejected by the Classes of unsecured Claims as long as at least one impaired Class accepts the Plan.

With respect to a Class of interests, such interest holders may not receive any distribution or retain any value on account of such interests unless all Classes of creditors have been paid in full or that a substantial new contribution, as determined by the Court, shall be made by any interest holder retaining any distribution or value on account of such interests in the event all classes of creditors have not been paid in full.

ARTICLE XII

JURISDICTION OF THE COURT

1.

Reinvestment of Title and Retention of Jurisdiction: On Confirmation, the Debtor shall be reinvested with its assets, subject only to the terms of the Plan and the liens of the Secured Creditors described herein. The Debtor shall be entitled to manage its affairs, subject to the limitations set forth herein, without further order of the Court. Subject to such limitations, the Court will retain jurisdiction until the Plan has been fully consummated for certain purposes, including, but not limited to:

2.

The Classification of a Claim of any Creditor, the re-examination of any Claim which has been allowed for the purposes of voting and the determination of such objections as may be filed to any Claim: The failure by the Debtor to object to or to examine any Claim for the purposes of voting, shall not be deemed a waiver of the Debtor’s right to object to or reexamine the Claim in whole or in part. If a Creditor does not file a Claim in these proceedings, the Debtor may object to the amount scheduled as owing to that Creditor, in whole or in part. If any objection to a Claim is filed, no payment will be made with respect to such Claim until a determination on such objection has been made by the Court.

3.

Disputed Claims; Objections to Claims: Any party in interest may file an objection to any claim within ninety (90) days from the Effective Date. Objections not filed within such time shall be deemed waived.

If any Claim or any portion thereof is challenged by objection, the Debtor shall segregate and set aside funds, consistent with the Plan, sufficient to satisfy the Claim as filed, or as scheduled by the Debtor. When an objection to a Claim has been resolved, distribution shall be made accordingly.

4.

Title to and Liens Against Assets: Determination of all questions and disputes regarding title to and liens on the assets of the Debtor and determination of all causes of action, controversies, disputes or conflicts whether or not subject to an action pending as of the date of Confirmation, between the Debtor and any other party, including, but not limited to, the right of the Debtor to recover assets pursuant to the provisions of the Code.

5.

Correction of Defects: Correction of any defect, the curing of any omission or the reconciliation of any inconsistency in the Plan or in the Confirmation as may be necessary to carry out the purposes and intent of the Plan.

6.

Modification: After Confirmation, the Debtor may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation in such manner as may be necessary to carry out the purposes and effect of the Plan.

7.

Enforcement: To enforce and interpret the terms and conditions of the Plan.

8.

Further Orders: Entry of any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as the Court may deem necessary.

9.

Conclusion: Entry of an order concluding and terminating this case.

RESPECTFULLY SUBMITTED this 19th day of June, 2009.

LERCH & DEPRIMA, P.L.C.

/s/ Stanford E. Lerch

_______________________________________

Stanford E. Lerch

4000 North Scottsdale RD. Suite 107

Scottsdale, AZ 85251

Original filed this 19th day

of June 2009:

Copies of the foregoing mailed

this 19th day of June, 2009, to:

U. S. Bankruptcy Trustee

Foley Federal Building

300 Las Vegas Blvd. South

Las Vegas, Nevada 89101

By:

/s/ Jo Ann Garrison